EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated June 18, 2010, in this Registration Statement on Form S-1 of Xtreme Oil & Gas, Inc., relating to the consolidated financial statements as of December 31, 2009 and 2008 and for each of the years then ended. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/  LBB & Associates Ltd., LLP

LBB & Associates Ltd., LLP

Houston, Texas
August 2, 2010